EXHIBIT 1



                      RESOLUTION OF THE BOARD OF DIRECTORS





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I, Carole A. Masters, Secretary of PHL Variable Insurance Company, hereby certify that the annexed votes were duly adopted by action of the Board of Directors of PHL Variable Insurance Company pursuant to statutory written consent on December 7, 1994, and that said votes have not been rescinded or modified and are in effect on the date hereof.











December 12, 1994                                        /s/Carole A. Masters
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      Date                                               Carole A. Masters
                                                         Secretary













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RESOLVED: That the Company, pursuant to the provisions of Sections 38a-459 and
38a-433 of the Connecticut General Statutes Annotated hereby establishes a separate account designated initially as the "PHL Variable Accumulation Account" (hereinafter "the Account"), for the following use and purposes, and subject to such conditions as hereafter set forth; said use, purposes, and conditions to be in full compliance with Sections 38a-459 and 38a-433 and all rules and regulations of the Commissioner of Insurance of the State of Connecticut; and

FURTHER RESOLVED: That the Account shall be established for the purpose of providing for the issuance by the Company of such variable accumulation annuity contracts ("Variable Contracts") as the President may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to the Company which are to be applied under the terms of such Variable Contracts; and

FURTHER RESOLVED: That the income, gains and losses, whether or not realized, from assets allocated to the Account shall, in accordance with the terms of the Variable Contracts, be credited to or charged against such Account without regard to other income, gains, or losses of the Company; and

FURTHER RESOLVED: That the fundamental investment policy of the Account shall be to invest or reinvest the assets of the Account in securities issued by investment companies registered under the Investment Company Act of 1940 as may be specified in the respective Variable Contracts; and

FURTHER RESOLVED: That six separate investment divisions be, and hereby are, established within the Account to which payments under the Variable Contracts will be allocated in accordance with instructions received from contractowners, and that the President be, and hereby is, authorized to increase or decrease the number of investment divisions in the Account as he deems necessary or appropriate; and

FURTHER RESOLVED: That each such investment division shall invest only in the shares of a single registered investment company, or a single portfolio of a registered investment company organized as a series fund pursuant to the Investment Company Act of 1940; and

FURTHER RESOLVED: That the President or any Executive Officer of the Company be, and each hereby is, authorized to transfer funds from time to time between the Company's general account and the Account in order to establish the Account, facilitate the commencement of the Account's operations or to support the operation of the Variable Contracts with respect to the Account as deemed necessary or appropriate and consistent with the terms of the Contracts; and


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FURTHER RESOLVED: That the President of the Company be, and hereby is, authorized to change the designation of the Account to such other designation as he may deem necessary or appropriate; and

FURTHER RESOLVED: That the President or any Executive Officer of the Company and each of them with full power to act without the others, and with such assistance from the Company's auditors, legal counsel and independent consultants or others as such Officer may require, be, and each hereby is, authorized, empowered and directed to take all action necessary, on behalf of the Account, and by the Company to: (a) register the Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Variable Contracts in such amounts, which may be an indefinite amount, as such officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering and sale of said Contracts and for the operation of the Account in order to comply with the Investment Company Act of 1940, the Securities Act of 1933 and other applicable Federal laws including the filing of any amendments to registration statements, any undertakings, any applications for exemptions from the Investment Company Act of 1940 or other applicable Federal laws, and any and all amendments to the foregoing as such Officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED: That the Company be authorized and directed to obtain any required approvals with respect to the establishment of the Account and marketing of the Variable Contracts, from the Commissioner of Insurance of Connecticut and any other statutory or regulatory approvals which may be required; and

FURTHER RESOLVED: That the Executive Officers of the Company be, and each hereby is, authorized on behalf of the Account and on behalf of the Company to take any and all action they may deem necessary or advisable in order to sell the Variable Contracts, including any registrations, filings, and qualifications of the Company, its officers, agents, employees, and the Contracts, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver, and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process, and other papers and instruments as may be required under such laws, and to take any and all further action which said Officers may deem necessary or desirable (including entering into whatever agreements may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem it to be in the best interests of the Account and the Company; and


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FURTHER RESOLVED: That upon declaration of effectiveness of the Account's
Registration Statement by the Securities and Exchange Commission, or at such later date as may be determined by the Executive Officers of the Company acting with the advice of the Account's Underwriter, the Account will offer and sell its Contracts on the terms set forth in the Prospectus forming a part of said Registration Statement, as from time to time supplemented or amended, and that such Contracts, when issued and paid for in accordance with the terms of the Prospectus, shall be validly issued, fully paid and nonassessable; and

FURTHER RESOLVED: That the Chief Executive Officer of the Company is hereby appointed as agent for service under registration statements filed with the Securities and Exchange Commission and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED: That the Executive Officers of the Company be, and each hereby is, authorized to execute and deliver all agreements, documents and papers and to do or cause to be done all acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intents and purposes thereof.





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